UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2022

Earth Science Tech, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55000	80-0961484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10650 NW 29th Terrace

Doral, FL 33172

(Address of principal executive offices)

(305) 615-2118

Registrant’s telephone number, including area code

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01(a) Entry into a Material Definitive Agreement

Purpose of this 8-K/A

We are filing this Amended Current Report on Form 8-K/A to update the Current Report on Form 8-K filed with the SEC on November 8, 2021. The purpose of this Amended Current Report on Form 8-K/A is to clarify that the acquisition mentioned below has not yet closed and is still in the due diligence phase. The acquisition will not close until adequate funds have been raised to pay the purchase price in full.

Execution of Phase I Acquisition

On November 3, 2021, the Company entered an agreement to acquire both RxCompoundStore.com, LLC (“RxCompound”) and Peaks Curative, LLC (“Peaks”) (collectively, the “Companies”). The acquisition of these two companies is Phase I of its roll-up plan which involves driving immediate revenue through the compounding pharmacy with a focus on men’s health. The Company first announced its acquisition plans earlier in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC” or the “Commission”) on September 10, 2021.

About RxComponundStore.com, LLC and Peaks Curative, LLC.

RxCompound is a compounding pharmacy licensed in the States of New York and Florida and registered with the Drug Enforcement Agency (“DEA”) to sell Schedules II and III controlled medications. RxCompound has focused on men’s health, specifically medical products directed at treating erectile dysfunction (“ED”) such as Tadalafil, and Sildenafil Citrate (generic names for Cialis and Viagra, respectively) and others, compounded into capsules, tablets. Its flagship product(s) are a proprietary formulation for men’s ED medications in the form of gummies. Currently RxCompound is not certified for and does not have sterile facilities that would allow it to offer medications that can be injected such as testosterone, HCG, TriMix or peptides. However, it was planning on becoming a sterile compounding pharmacy and was working toward it when we entered into the definitive agreement to acquire RxCompound. The timing was ideal because the Company was able to acquire RxCompound for significantly less than it would have been valued at if it already had a sterile certified facility while at the same time being very close to it and having the plan and path established and ready to implement. RxCompound will work with Peaks to fill prescriptions for the customers that Peaks refers. RxCompound will be able to expand by seeking licenses as a pharmacy in additional states and plans to work with Peaks in determining which states represent the opportunities and in order of priority.

Peaks was established as a marketing company that markets men’s ED products, however the Company plans to expand the products offered that RxCompound can prepare and sell. Peaks is what is known as a telemedicine referral site facilitating asynchronous consultations for branded compound medications prepared at RxCompound. For Example, men that respond to ads for ED gummies are referred to licensed medical professionals who determine by questionnaires completed by the potential patient. By the answers provided, the doctor determines if they can: safely take the medication and meet the requirements; and if so, the doctor will send in a prescription to RxCompound who will fill it and send the gummies to the customer/patient. Since RxCompound is only licensed in Florida and New York, Peaks will not target its efforts in other states unless it establishes a referring relationship with pharmacies in other states where RxCompound does not intend to seek licensure as a compounding pharmacy. As RxCompound expands the products it wants to focus on, Peaks will develop campaigns to drive sales in those products.

General Terms of the Acquisitions.

RxCompound and Peaks are both Florida limited liability companies that have their equity ownership structured as units or membership units. Although the agreement was negotiated at arms’ length and both the Company and the owner of the membership units of RxCompound and Peaks have separate counsel, since the owner, Mario Tabraue, is the brother of Nickolas Tabraue, our CEO and a member of our board of directors. Nickolas Tabraue abstained from voting on the resolution of the board of directors that approved these transactions. Upon closing RxCompound and Peaks will both be wholly owned subsidiaries of the Company. The agreement among the parties provides that the Company will acquire all of the membership units of both companies in exchange for $300,000 in cash and 3,000,000 shares of the Company’s common stock. However, since there are DEA and pharmacy board notification requirements as well as audit requirements that must be met before the transactions can fully “close,” the membership units will all be held in escrow until the conditions to closing have been met or waived. However, notwithstanding the escrow requirement, the parties were very interested to commence executing on their collective business plan and the Company intends to provide funding to Peaks and RxCompound while in escrow and they will both provide earnings to the Company. Because of this, only half of the Earth Science Tech, Inc., shares of common stock issuable under the agreement will be held in escrow. The other half will be issued to Mario Tabraue and/or his designees immediately. The half of the Company’s shares of common stock held in escrow will be released to Mario Tabraue or his designees and the RxCompound and Peaks membership units will be released to the Company, all upon completion of the conditions to closing or waiver. Both RxCompound and Peaks will in all likelihood require audits and we expect this condition to be the item that will take the longest time to fulfill (and this is one that cannot be waived since the Company has reporting obligations under the Securities Exchange Act of 1934, as amended). Additionally, the agreement provides that the cash portion of the consideration provided by the Company will be paid as the Company receives proceeds from its financing efforts on a dollar for dollar basis. That is, for every $2.00 received by the Company in financing, whether debt or equity, the Company will pay $1.00 toward the $300,000 cash portion of the consideration to be provided by the Company, until paid in full. Notwithstanding the “dollar for dollar” payment requirement, there is a provision that allows Mario Tabraue to defer and not accept any payment(s) if he determines, in his discretion, that there is a greater need for it by RxCompound, Peaks or the Company. Finally, under the terms of the agreement, Mario Tabraue has been named as a member of the Company’s board of directors to fill a vacancy thereon and appointed as the President of the Company. He will continue to serve as President of RxCompound and Peaks while in escrow and following closing. The full terms of the Agreement are attached hereto as Exhibit .

Item 5.02(c)(d) Appointment of Certain Officers; Election of Directors

On November 3, 2021, in accordance with the terms of the acquisition agreement referred to in Item 1.01 above, the Company’s Board of Directors appointed Mario G. Tabraue to fill a vacancy thereon. He will serve as a member of the board of directors until his earlier resignation, removal or incapacity. In addition, under the terms of the same agreement, Mario Tabraue was appointed to serve as the President of the Company, to serve until his earlier resignation or removal and will continue to serve as president of both RxCompoundstore.com, LLC. and Peaks Curative, LLC while the membership units of both are in escrow and following closing, when both are wholly owned subsidiaries. (Nickolas Tabraue will continue to serve as CEO of the Company).

Mario Tabraue – President and Director, 42 (age) Mr. Tabraue worked from 1997 until 2002 assisting with real estate transactions as well first and third party insurance claims at the law firm of Moises Kaba III. During this time, he also free-lanced creating web sites and working with businesses creating and implementing new processes, in accounting and with digital technologies. From 2002 until 2009, Mr. Tabraue worked for Eller-ITO Stevedoring Company at the Port of Miami where he served in operations and logistics, first with simple vessel operations and as he demonstrated his skills advanced to complex operations and finally management of full vessel planning and operations. From 2009 until 2013 Mr. Tabraue worked for Ceres Marine Terminals as an operations manager where he was given ever increasing responsibilities until among his duties were negotiating contract issues with union labor officials and contract negotiations with companies such as Royal Caribbean, Mediterranean Shipping Lines, Hapag-Lloyd and others. In 2013 through 2014 he began working with Zoological Wildlife Foundation, a business founded by his family in 2008. At the Foundation he restructured operations, tour packages, the accounting systems, and fully automated their booking system through the company’s website. Ultimately all internal procedures were automated and made paperless. In 2014 Mr. Tabraue was recruited back to Eller-ITO where he returned as Marine Manager and has advanced to the position of Special Projects Manager. In 2019, he began work for JCR Medical Equipment serving as the head of finance. In 2020 Mr. Tabraue purchased RxCompoundStore.com with the vision of starting a telemedicine platform to expand the company’s reach and to compete in the online market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

Dated: April 26, 2022	By:	/s/ Nickolas S. Tabraue
Nickolas S. Tabraue, under the supervision and direction of William A. Leonard Jr. and Crisis Management, Inc., receiver for Earth Science Tech, Inc. Case No. A-18-784952-C

	Its:	CEO and Director